Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Andrew Zaref
(212) 373-5311
WESTWOOD ONE, INC. REPORTS RESULTS FOR THE
THIRD QUARTER 2006 AND NINE MONTHS ENDED SEPTEMBER 30, 2006
     New York, NY November 9, 2006 – Westwood One, Inc. (NYSE: WON) announced today that revenues for the third quarter of 2006 were $114.3 million compared with $134.9 million for the third quarter in 2005, a decrease of 15.3%. The decrease in revenues is primarily attributable to adverse market conditions and a reduced demand for the Company’s products and services as compared to the third quarter of 2005. For the third quarter of 2006, the Company experienced a 15.1% decline in revenues from national commercial advertisements and a 15.5% decline in revenues from local/regional commercial advertisements when compared to the third quarter of 2005. Revenues for the nine months ended September 30, 2006 were $364.2 million compared with $410.9 million for the nine months ended September 30, 2005, a decline of 11.4%. For the nine months ended September 30, 2006, revenues derived from national commercial advertisements and local/regional sources declined 5.3% and 16.3% respectively when compared to the nine months ended September 30, 2005.
     Operating expenses incurred during the three months ended September 30, 2006, declined $6.9 million or 7.1%, when compared to the three months ended September 30, 2005, primarily the result of lower distribution and payroll and related benefit costs. Additionally, the Company has reduced programming related expenses and has curtailed certain discretionary costs. Operating expenses for the nine months ended September 30, 2006 increased to $313.8 million from $308.7 million in 2005, or $5.1 million, primarily attributable to our infrequent costs incurred in connection with our exclusive broadcast of the 2006 Winter Olympic games and other increases in programming costs. These increases were partially offset by decreases in payroll and related benefit costs.
     Net income for the third quarter of 2006 was $10.5 million ($0.12 per basic and diluted share) compared with net income of $20.1 million ($0.22 per basic and diluted share) in 2005. Net income for the nine months ended September 30, 2006 was $19.1 million ($0.22 per basic and diluted share) compared with net income of $55.4 million ($0.60 per basic and diluted share) in 2005.
     Capital expenditures for the third quarter of 2006 were approximately $2.6 million, compared with approximately $1.2 million for the comparable quarter of 2005. The increase in capital expenditures is primarily attributable to the Company’s initiatives to enhance its digital and data products.

     Non-GAAP(1) free cash flow for the third quarter of 2006 was $13.1 million compared with $24.0 million in the third quarter of 2005. On a non-GAAP per diluted share basis, free cash flow per share for the third quarter of 2006 decreased to $0.15 from $0.27 for the third quarter of 2005. Non-GAAP(1) free cash flow for the nine months ended September 30, 2006 was $29.3 million ($0.34 per share) compared to $68.1 million ($0.74 per share) for the nine months ended September 30, 2005.
     On November 7, 2006, the Company’s Board of Directors declared a cash dividend of $0.02 per share for every issued and outstanding share of common stock and $0.016 per share for every issued and outstanding share of Class B stock, payable on December 15, 2006 to stockholders of record on the books of the Company at the close of business on November 21, 2006. Further declarations of dividends, including the establishment of record and payment dates related to dividends, will be at the discretion of the Company’s Board of Directors.
Fourth Quarter 2006 Outlook
     For the fourth quarter of 2006, the Company expects double digit declines in revenues and low single digit increases in operating expenses, resulting in double digit declines in operating income before depreciation and amortization.
About Westwood One
     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features and live events. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides analog and digital local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One, Inc. is managed by CBS Radio Inc. (previously Infinity Broadcasting Corporation), a wholly-owned subsidiary of CBS Corporation.
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; significant modifications to the Company’s agreements with CBS Corporation; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and

(1) All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

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state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
     The following tables set forth the Company’s operating income before depreciation and amortization for the three and nine month periods ended September 30, 2006 and 2005. The Company defines “operating income before depreciation and amortization” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense and depreciation and amortization. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled operating income before depreciation and amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or operating cash flow in prior disclosures.
     The Company uses operating income before depreciation and amortization, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust this measure for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs. Operating cash flow used to determine compliance with debt covenants is defined within those agreements.
     Since operating income before depreciation and amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating income before depreciation and amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As operating income before depreciation and amortization excludes certain financial information compared with net income, the most directly comparable

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GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of operating income before depreciation and amortization to net income, the most directly comparable amount reported under GAAP.
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(restated)		(restated)
Operating income before depreciation and amortization	$29.0	$42.8	$65.8	$117.7
Depreciation and amortization	5.2	5.2	15.4	15.6

Operating income	23.8	37.6	50.4	102.1
Interest expense and other	6.4	4.7	18.7	12.3

Income before income taxes	17.4	32.9	31.7	89.8
Income taxes	6.9	12.8	12.6	34.4

Net income	$10.5	$20.1	$19.1	$ 55.4

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average shares outstanding. The Company has elected to not adjust this measure for the impact of the adoption of FAS 123R and the Company has provided what it believes to be relevant supplemental information in this communication.
     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

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The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net Cash Provided by Operating Activities	$22.3	$41.5	$62.2	$109.4
Plus (Minus):
Changes in Assets and Liabilities
Accounts Receivable	(11.2)	(13.0)	(27.7)	(19.6)
Prepaid & Other Assets	7.5	1.8	(1.2)	5.7
Deferred Revenue	(0.5)	2.6	0.6	4.1
Income Taxes Payable	(7.5)	(1.8)	20.3	(11.8)
Accounts Payable and Accrued and Other Liabilities	(2.4)	(7.5)	(17.4)	(11.9)
Amounts Payable to Related Parties	4.3	3.3	3.1	1.0
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Deferred Taxes	6.4	1.3	4.6	3.4
Amortization of Deferred Financing Costs	(0.1)	(0.1)	(0.3)	(0.3)
Non-cash Stock Compensation	(3.1)	(2.9)	(9.6)	(9.0)
Capital Expenditures	(2.6)	(1.2)	(5.3)	(2.9)

Free Cash Flow	$13.1	$24.0	$29.3	$68.1

Fully Diluted Weighted Average Shares Outstanding	86,248	90,487	87,299	92,490

Free Cash Flow per Fully Diluted Weighted Average Shares Outstanding	$0.15	$0.27	$0.34	$0.74

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WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share amounts)

	September 30,	December 31,
	2006	2005
		(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,205	$10,399
Accounts receivable, net of allowance for doubtful accounts of $3,684 (2006) and $2,797 (2005)	107,479	135,184
Prepaid and other assets	25,222	26,662

Total Current Assets	144,906	172,245
PROPERTY AND EQUIPMENT, NET	39,173	41,166
GOODWILL	982,219	982,219
INTANGIBLE ASSETS, NET	4,540	5,007
OTHER ASSETS	28,070	39,009

TOTAL ASSETS	$1,198,908	$1,239,646

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,756	$15,044
Amounts payable to related parties	18,083	21,192
Deferred revenue	8,480	9,086
Accrued income taxes	1,574	21,861
Accrued expenses and other liabilities	47,852	32,968

Total Current Liabilities	94,745	100,151
LONG-TERM DEBT	406,414	427,514
OTHER LIABILITIES	7,361	7,952

TOTAL LIABILITIES	508,520	535,617

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 252,751,250 shares; issued and outstanding, 85,955,556 (2006) and 86,673,821 (2005)	860	867
Class B stock, $.01 par value: authorized, 3,000,000 shares; issued and outstanding, 291,796 (2006 and 2005)	3	3
Additional paid-in capital	289,416	300,419
Unrealized gain on available for sale securities	4,152	—
Accumulated earnings	395,957	402,740

TOTAL SHAREHOLDERS’ EQUITY	690,388	704,029

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,198,908	$1,239,646

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2006	2005	2006	2005
		(Restated)		(Restated)

NET REVENUES	$114,263	$134,928	$364,197	$410,847

Operating Costs (includes related party expenses of $17,117 ,$18,094, $58,853 and $60,103, respectively)	82,010	88,799	285,329	282,188

Depreciation and Amortization (includes related party warrant amortization of $2,427,$2,427, $7,281 and $7,281, respectively)	5,239	5,194	15,424	15,597

Corporate General and Administrative Expenses (includes related party expenses of $825, $819, $2,440 and $2,367, respectively)	3,178	3,303	13,031	10,918

	90,427	97,296	313,784	308,703

OPERATING INCOME	23,836	37,632	50,413	102,144
Interest Expense	6,625	4,840	19,117	12,626
Other (Income) Expense	(154)	(133)	(389)	(319)

INCOME BEFORE INCOME TAXES	17,365	32,925	31,685	89,837
INCOME TAXES	6,881	12,856	12,558	34,460

NET INCOME	$10,484	$20,069	$19,127	$55,377

EARNINGS PER SHARE:
BASIC	$0.12	$0.22	$0.22	$0.60

DILUTED	$0.12	$0.22	$0.22	$0.60

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	86,246	90,338	87,287	91,940

DILUTED	86,248	90,487	87,299	92,490

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	September 30,
	(Unaudited)
	2006	2005
		(Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$19,127	$55,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,424	15,597
Disposal of property and equipment	—	88
Deferred taxes	(4,554)	(3,416)
Non-cash stock compensation	9,596	8,977
Amortization of deferred financing costs	250	250

	39,843	76,873

Changes in assets and liabilities:
Accounts receivable	27,705	19,620
Prepaid and other assets	1,190	(5,731)
Deferred revenue	(606)	(4,109)
Income taxes payable and prepaid income taxes	(20,287)	11,819
Accounts payable and accrued expenses and other liabilities	17,414	11,928
Amounts payable to related parties	(3,109)	(998)

Net Cash Provided By Operating Activities	62,150	109,402

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(5,258)	(2,889)
Repayment of loan receivable	2,000	—
Acquisition of companies and other	75	(204)

Net Cash Used in Investing Activities	(3,183)	(3,093)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock	302	2,559
Borrowings under bank and other long-term obligations	10,000	75,000
Debt repayments and payments of capital lease obligations	(30,509)	(35,477)
Dividend payments	(25,910)	(18,264)
Repurchase of common stock	(11,044)	(120,579)
Windfall tax benefits from stock option exercises	—	682

Net Cash Used in Financing Activities	(57,161)	(96,079)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,806	10,230

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,399	10,932

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,205	$21,162

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING THE IMPLEMENTATION OF FAS 123R
(in thousands, unaudited)
Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”). As provided in FAS 123R, the Company restated the 2005 financial statements so that such are comparable to those of 2006. The accompanying schedules reflect the impact of the adoption and restatement, and thus have been prepared assuming the expensing of stock options for the periods presented, as compared to results of operations excluding the impact of FAS 123R.

		THREE MONTHS ENDED				NINE MONTHS ENDED
	September 30, 2005		September 30, 2006		September 30, 2005		September 30, 2006
	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R	Pre 123R	Post 123R
Westwood One, Inc.
Net Revenues	134,928	134,928	114,263	114,263	410,847	410,847	364,197	364,197

Operating Costs	87,166	88,799	80,543	82,010	276,895	282,188	280,758	285,329

Depreciation and Amortization	5,194	5,194	5,239	5,239	15,597	15,597	15,424	15,424
Corporate General and Administrative Expenses	2,196	3,303	2,111	3,178	7,412	10,918	9,528	13,031

	94,556	97,296	87,893	90,427	299,904	308,703	305,710	313,784

Operating Income	40,372	37,632	26,370	23,836	110,943	102,144	58,487	50,413

Interest Expense	4,840	4,840	6,625	6,625	12,626	12,626	19,117	19,117
Other (Income) Expense	(133)	(133)	(154)	(154)	(319)	(319)	(389)	(389)

Income Before Income Taxes	35,665	32,925	19,899	17,365	98,636	89,837	39,759	31,685
Income Taxes	13,912	12,856	7,886	6,881	37,990	34,460	15,750	12,558

Net Income	$21,753	$20,069	$12,013	$10,484	$60,646	$55,377	$24,009	$19,127

Diluted Earnings per share:	$0.24	$0.22	$0.14	$0.12	$0.66	$0.60	$0.28	$0.22

Diluted Weighted Average Shares Outstanding	90,678	90,487	86,482	86,248	92,380	92,490	86,497	87,299

EBITDA	$45,566	$42,826	$31,609	$29,075	$126,540	$117,741	$73,911	$65,837

Free Cash Flow	$25,700	$24,016	$14,654	$13,125	$73,354	$68,085	$34,175	$29,293
Free Cash Flow Per Share	$0.28	$0.27	$0.17	$0.15	$0.79	$0.74	$0.40	$0.34